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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 21, 1997


                          DEEPTECH INTERNATIONAL INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                0-23934                                  76-0289338
        (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)



               600 TRAVIS
               SUITE 7500
             HOUSTON, TEXAS                                 77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (713) 224-7400


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ITEM 5.  OTHER EVENTS.

DeepTech International Inc. (the "Company") announced on July 21, 1997 that it expects to reflect reduced equity earnings from two of its subsidiaries as a result of asset write-downs at the subsidiary level. The Company estimates that its fourth quarter results will be reduced by $18 to $22 million on a pre-tax basis to reflect the write-downs at Tatham Offshore, Inc. and Leviathan Gas Pipeline Partners, L.P.

"The reductions at Tatham Offshore and Leviathan are of a non-recurring nature and will not impact the operational prospects of either Tatham Offshore or Leviathan. The business prospects of both companies have tremendous growth potential and we look forward to reporting on their success in the future," stated Thomas P. Tatham, Chairman and Chief Executive Officer of DeepTech.

DeepTech has an effective 23.2% ownership interest in Leviathan Gas Pipeline Partners, L.P. (NYSE: LEV). DeepTech also has an approximate 37% interest in Tatham Offshore, Inc. (Nasdaq: TOFF), whose wholly-owned subsidiary, Tatham Offshore Canada, Ltd. is the Canadian representative of North Atlantic Pipeline Partners, L.P. North Atlantic is the sponsor of a proposal to build an offshore pipeline from the Grand Banks area of Newfoundland to New England.




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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DEEPTECH INTERNATIONAL INC.



Date: July 22, 1997                 By: /S/ Dennis A. Kunetka
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                                        Dennis A. Kunetka
                                        Senior Vice President